EXHIBIT 31.2

CERTIFICATION

I, Christopher Nordling, certify that:

1.                          I have reviewed this Annual Report on Form 10-K/A of CityCenter Holdings, LLC; and

2.                          Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

April 27, 2012	/S/ CHRISTOPHER NORDLING
Christopher Nordling
Executive Vice President and Chief Financial Officer of Project
CC, LLC, managing member of CityCenter Holdings, LLC